UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2007 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On August 28, 2007, the Company amended the employment agreements of Robert S. Thomas, Chairman & Chief Executive Officer, James R. Braun, Vice President of Finance & Chief Financial Officer, and Dennis M. Reed, President & Chief Marketing Officer. The amendments clarify certain language in the officers’ respective employment agreements and synchronize certain provisions that are intended to be applied consistently to each of the officers. In addition, the amendments reflect changes required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The following description of each of the amendments is qualified in its entirety by reference to the amendments included as Exhibits 10.103, 10.104 and 10.105 to this report and incorporated herein by reference.

Amendment to Employment Agreement of Robert S. Thomas

The Company and Robert S. Thomas previously entered into an employment agreement effective as of March 1, 1999. On August 28, 2007, the parties amended the employment agreement as follows:

•

Section 7(c), Termination without Cause, has been amended to clarify that if the Company terminates Mr. Thomas without cause, he will continue to receive the base salary in effect at the time of termination for a period of one year following termination.

•	In Section 7(d), Change of Control Situations, the definition of “Good Reason” has been amended as follows:

•

subsection (i) now requires that any assignment of duties to Mr. Thomas following a change of control must be materially inconsistent with Mr. Thomas’ duties prior to the change of control in order for such assignment to constitute “Good Reason”;

•	subsection (ii) has been revised so that “Good Reason” exists when there has been a material reduction in pay rather than a mere reduction; and

•	subsection (ii) has been revised so that the failure to implement minimum annual increases in base salary no longer constitutes “Good Reason.”

•	New Section 19 has been added to the employment agreement to address compliance with Section 409A of the Code.

Amendment to Employment Agreement of James R. Braun

The Company and James R. Braun previously entered into an employment agreement effective as of June 4, 2001. On August 28, 2007, the parties amended the employment agreement as follows:

•

Section 7(c), Termination without Cause, has been amended to clarify that if the Company terminates Mr. Braun without cause, he will continue to receive the base salary in effect at the time of termination for a period of one year following termination.

•

The first sentence of Section 7(d), Change of Control Situations, has been amended to extend from six weeks to one year the period of time during which Mr. Braun may voluntarily terminate his employment with the Company for “Good Reason.”

•	In Section 7(d), Change of Control Situations, the definition of “Good Reason” has been amended as follows:

•

subsection (i) now requires that any assignment of duties to Mr. Braun following a change of control must be materially inconsistent with Mr. Braun’s duties prior to the change of control in order for such assignment to constitute “Good Reason”; and

•	subsection (ii) has been revised so that “Good Reason” exists when there has been a material reduction in pay rather than a mere reduction.

•	New Section 19 has been added to the employment agreement to address compliance with Section 409A of the Code.

Amendment to Employment Agreement of Dennis M. Reed

The Company and Dennis M. Reed entered into an employment agreement effective as of August 1, 2004. On August 28, 2007, the parties amended the employment agreement as follows:

•

Section 7(c), Termination without Cause, has been amended to clarify that if the Company terminates Mr. Reed without cause, he will continue to receive the base salary in effect at the time of termination for a period of one year following termination.

•

The first sentence of Section 7(d), Change of Control Situations, has been amended to extend from six weeks to one year the period of time during which Mr. Reed may voluntarily terminate his employment with the Company for “Good Reason.”

•	In Section 7(d), Change of Control Situations, the definition of “Good Reason” has been amended as follows:

•

subsection (i) now requires that any assignment of duties to Mr. Reed following a change of control must be materially inconsistent with Mr. Reed’s duties prior to the change of control in order for such assignment to constitute “Good Reason”; and

•	subsection (ii) has been revised so that “Good Reason” exists when there has been a material reduction in pay rather than a mere reduction.

•	New Section 19 has been added to the employment agreement to address compliance with Code Section 409A.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.103	Amendment to Employment Agreement of Robert S. Thomas, dated August 28, 2007

Exhibit 10.104	Amendment to Employment Agreement of James R. Braun, dated August 28, 2007

Exhibit 10.105	Amendment to Employment Agreement of Dennis M. Reed, dated August 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: August 31, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.103	Amendment to Employment Agreement of Robert S. Thomas, dated August 28, 2007

Exhibit 10.104	Amendment to Employment Agreement of James R. Braun, dated August 28, 2007

Exhibit 10.105	Amendment to Employment Agreement of Dennis M. Reed, dated August 28, 2007